As filed with the Securities and Exchange Commission on April 11, 2007
Registration No. 333-126959

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

China Automotive Systems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	33-0885775
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province, the People’s Republic of China
(Address of principal executive offices)

China Automotive Systems, Inc. 2004 Stock Option Plan

The Company Corporation
1013 Centre Road
Wilmington, DE 19805
(Name and address of agent for service)

(302) 636-5440
(Telephone number, including area code, of agent for service)

Copy to:

Simon Luk
Heller Ehrman LLP
35th Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
(852) 2292-2000
(Calculation of Registration Fee on following page)

EXPLANATORY NOTE

This post-effective amendment is being filed solely to include the consent of Schwartz Levitsky Feldman LLP to the incorporation by reference of the consolidated financial statements of China Automotive Systems, Inc. (the “Company”) for the fiscal year ended December 31, 2006 that were included in the Form 10-K filed by the Company on April 2, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hubei, People’s Republic of China, on April 11, 2007.

CHINA AUTOMOTIVE SYSTEMS, INC.

By:	/s/ HANLIN CHEN
Hanlin CHEN
Chief Executive Officer

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          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HANLIN CHEN Hanlin CHEN	Chief Executive Officer (Principal Executive Officer) and Director	April 11, 2007

/s/ DAMING HU Daming HU	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2007

/s/ GUANXUN XU Guanxun XU	Director	April 11, 2007

/s/ QIZHOU WU Qizhou WU	Director	April 11, 2007

/s/ TSE YIU WONG Tse Yiu WONG	Director	April 11, 2007

/s/ Robert TUNG Robert TUNG	Director	April 11, 2007

/s/ HAIMIAN CAI Haimian CAI	Director	April 11, 2007

/s/ WILLIAM E. THOMSON William E. THOMSON	Director	April 11, 2007

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INDEX TO EXHIBITS

Exhibit Number
23.2	Consent of Schwartz Levitsky Feldman LLP, Independent Registered Public Accountants to the Company

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